UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

LINENS HOLDING CO.

LINENS ‘N THINGS, INC.

LINENS ‘N THINGS CENTER, INC.

(Exact names of registrants as specified in their charters)

Delaware	333-135646-12	20-4192917
Delaware	001-12381	22-3463939
California	333-135646-11	59-2740308
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6 Brighton Road, Clifton, New Jersey  07015

(Address of principal executive offices)  (Zip Code)

(973) 778-1300

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into a Material Definitive Agreement.

See the disclosure in Item 5.02(d) of this report, which is incorporated herein by reference.

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Director Michael A. Gatto resigned from the boards of directors (the “Boards”) of each of  Linens Holding Co. (“Holding”) and Linens ‘n Things, Inc. (the “Company”) effective August 17, 2007.  To the knowledge of the registrants, Mr. Gatto did not resign due to any disagreement with the registrants’ operations, policies, or practices.  Mr. Gatto was a member of the audit committees of each of the Boards.

(d)                                 Effective August 20, 2007, the boards of directors of each of Holding and the Company increased the size of each of the Boards from nine directors to ten directors and appointed Ron Marshall and Pamela J. Romano as directors to fill vacancies on each of the Boards.  The Boards have also appointed Mr. Marshall as a member of the audit committees of each of the Boards effective as of the same date to replace Mr. Gatto.  It has not been determined at this time whether Ms. Romano will serve on any committees of the Boards.

Mr. Marshall has been a principal of Wildridge Capital Management since 2006.  From 1998 to 2006, he served as Chief Executive Officer of Nash Finch Company and was a member of its board of directors.  Prior to joining Nash Finch, Mr. Marshall served as Chief Financial Officer of Pathmark Stores, Inc., Dart Group Corporation, Barnes & Noble Bookstores, Inc., NBI’s The Office Place, and Jack Eckerd Corporation.  Mr. Marshall is a certified public accountant.

Ms. Romano has been the President and Chief Operating Officer of Friedman’s Inc. since 2005.  From 1997 to 2005, she served as Group Senior Vice President of Zale Corporation and President of Zales Jewelers, and also ran Zales.com, the company’s Internet site.  Prior to joining Zale, Ms. Romano held various merchandising positions with Macy’s, serving most recently as Vice President of Merchandising for Macy’s East Fine and Fashion Jewelry.

Pursuant to Holding’s stockholders’ agreement, dated as of February 14, 2006, Linens Investors, LLC (“Linens Investors”) is entitled to appoint all of the members of the board of directors of Holding and, thus, control the composition of the boards of directors of each of Holding’s direct and indirect subsidiaries, including the board of directors of the Company.

In accordance with the Director Compensation Policy previously adopted by the Boards, the compensation committee of the board of directors of Holding approved the grant of a Director Stock Option, exercisable for the purchase of 5,000 shares of Holding’s common stock, to each of Mr. Marshall and Ms. Romano effective upon their appointment.  The Director Stock Options have an exercise price of $50.00 per share and are fully vested and immediately exercisable.  This description does not purport to be complete and is qualified in its entirety by reference to the standard form of Director Stock Option grant letter, a copy of which is attached as Exhibit 10.21 to the Company’s Registration Statement on Form S-4 dated July 7, 2006 and is incorporated herein by reference.

On August 20, 2007, each of Holding and the Company entered into an indemnification agreement (each, an “Indemnification Agreement”) with each of Mr. Marshall and Ms. Romano in connection with their appointments as members of the Boards.  Each Indemnification Agreement is effective as of August 20, 2007.  Pursuant to the terms of each of the Indemnification Agreements, Mr. Marshall and Ms. Romano are entitled to be indemnified to the maximum extent permitted by law if they are threatened to be made a party to a proceeding by reason of their status as directors of Holding, the Company, or their subsidiaries.

The description of the Indemnification Agreements contained herein does not purport to be complete and is qualified in its entirety by reference to (a) Holding’s Form of Indemnification Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 20, 2006 (the “October 20, 2006 Form 8-K”) and is incorporated herein by reference, and (b) the Company’s Form of Indemnification Agreement, a copy of which is attached as Exhibit 10.2 to the October 20, 2006 Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  August 21, 2007

LINENS HOLDING CO.
LINENS ‘N THINGS, INC.
LINENS ‘N THINGS CENTER, INC.
(Registrants)

By:	/s/ FRANCIS M. ROWAN
Francis M. Rowan
Senior Vice President and Chief Financial Officer